GATE(sm) RECEIVABLE ASSET-BACKED DEBT SECURITIES (GRADS(sm))
                        COLLATERALIZED STUDENT LOAN BONDS
                                 SERIES 1997-S1
                                   $8,000,000

                                 TERMS AGREEMENT

Dated:   April 10, 1997

To: The National Collegiate Trust (the "Company") and The National Collegiate Trust 1997-S1 (the "Issuer")

Re:      Underwriting Agreement dated as of April 3, 1996 (the "Agreement")

Series Designation:        7.45% Class A Collateralized Student Loan Bonds,
                           Series 1997-S1

                           8.25% Class B Collateralized Student Loan Bonds, Series 1997-S1

Terms of the Bonds and Underwriting Compensation:

================================================================================
                    Original             Interest             Price to
                Principal Amount           Rate                Public
--------------------------------------------------------------------------------
Class A            $5,250,000              7.45%                96.390625
--------------------------------------------------------------------------------
Class B            $2,750,000              8.25%                95.312500
================================================================================

Certificate Ratings:

Class A - Moody's Aa2; Class B - Moody's Baa2

Underwriting Fee:

         1.20% of the original principal amount of the Series 1997-S1 Class A Bonds issued. 2.00% of the original principal amount of the Series 1997-S1 Class B Bonds issued.

Purchase Price:

Class A           95.190625%
Class B           93.312500%

Final Maturity:

                  September 20, 2013

Closing Date and Location:

                  April 10, 1997 at the office of Thacher Proffitt & Wood, New York, New York.

                  Attached as EXHIBIT A are the Computational Materials furnished by the Underwriter to prospective purchasers pursuant to SECTIONS 3(G) and 6(A)(II) of the Agreement. The Issuer, the Company and the Underwriter hereby agree to the terms of this Terms Agreement and to the terms of the Underwriting Agreement, dated as of April 3, 1996, between the Company and BancAmerica Securities, Inc.


                                   THE NATIONAL COLLEGIATE TRUST 1997-S1

                                   By:  DELAWARE TRUST CAPITAL
                                        MANAGEMENT, INC., not in its individual
                                        capacity, but solely as Owner Trustee

                                   By:_________________________________
                                      Name:
                                      Title:

                                   BANCAMERICA SECURITIES, INC.

                                   By:_________________________________
                                      Name:
                                      Title:


ACCEPTED:

THE NATIONAL COLLEGIATE TRUST
By: DELAWARE TRUST CAPITAL MANAGEMENT,
INC., not in its individual capacity,
but solely as Owner Trustee

By:_________________________________
     Name:
     Title: